EXHIBIT 23.3

CONSENT OF SILVIA MACA

I hereby consent to the use of my name under the heading “OFFICIAL STATEMENTS” of the Prospectus included in this Registration Statement.

Date: May 12, 2006

/s/ SILVIA MACA
Silvia Maca